EXHIBIT 15(A)
                              CLASS A SERVICE PLAN

         WHEREAS, Harris Insight Funds Trust (the "Trust") is an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trust desires to adopt a Service Plan (the "Plan") pursuant to Rule 12b-1 under the Act on behalf of the investment portfolios set forth on Schedule A hereto (each, a "Fund"), and the Board of Trustees has determined that there is a reasonable likelihood that adoption of this Plan will benefit each Fund and its stockholders;

         WHEREAS,   the  Trust  employs  Harris  Trust  and  Savings  Bank  (the
"Adviser") as its adviser pursuant to an Investment Advisory Contract dated February 23, 1996; and

         WHEREAS, the Trust employs Harris Investment Management Inc. ("HIM") Sub-Adviser pursuant to a Portfolio Management Contract dated February 23, 1996; and

         WHEREAS, the Distributor of each Fund's shares (the "Distributor") may wish to make payments pursuant to the Plan form time to time;

         NOW THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the Act on the following terms and conditions:

         Section 1. Pursuant to this Plan, the Trust, the Adviser or HIM may pay financial institutions, securities dealers or other industry professionals, such as investment advisers, accountants, and estate planning firms ("Service Agents"), up to .25% on an annual basis of the average daily net asset value of the Class A Shares of a Fund for shareholder service, administration or distribution assistance. In addition the Distributor may pay up to .05% on an annual basis of the average net asset value of the Class A Shares of a Fund to Service Agents. Payments made by the Adviser, HIM and the Distributor, respectively, shall be made from their own resources, which may include their respective advisory and administrative fees received from a Fund and any other sources available to them. To the extent a Service Agent provides shareholder services and administration, the portion of the fee paid, if any, by the Trust, the Adviser, HIM or the Distributor shall be deemed to include compensation for such services. The fees payable to Service Agents from time to time shall, within such limits, be determined by the Board of Trustees of the Trust.

         Section 2. In addition to such fee, a Fund may defray all or part of the cost of preparing and printing brochures and other promotional materials and of delivering prospectuses and those materials to prospective Class A shareholders of the Fund by paying on an annual basis up to the greater of $100,000 or 0.5% of the average daily net assets of the Class A Shares of the Fund.

         Section 3. Prior to making payments described in Sections 1 and 2 of this Plan, the Trust, the Adviser, HIM and the Distributor, as the case may be, will enter into written agreements, in form satisfactory to the Trust's Board of Trustees, with Service Agents pursuant to which such payments may be made for shareholder service, administration and distribution assistance to a Fund.

         Section 4. This Plan shall be effective with respect to a particular Fund on the date upon which it has been approved by "vote of a majority of the outstanding voting securities" (as defined below) of a Fund and a majority of the Trustees of the Trust, including a majority of the Qualified Trustees (as defined below), pursuant to a vote cast in person at a meeting (or meetings) called for the purpose of voting on the approval of the Plan.

         Section 5. This Plan (and each related agreement) will continue in effect for one year from its effective date, unless earlier terminated in accordance with its terms, and will remain in effect from year to year thereafter if such continuance is specifically approved at least annually by vote of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting (or meetings) called for the purpose of voting on such approval.

         Section 6. The Trust, the Adviser, HIM and the Distributor shall provide to the Trust's Board of Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended by the Trust, the Adviser, HIM and the Distributor under this Plan and each related agreement and the purposes for which such expenditures were made.

         Section 7. This Plan may be terminated with respect to a particular Fund at any time by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Fund.

         Section 8. All agreements related to this Plan shall be in writing and shall be approved by vote of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval; provided however, that the identity of a particular Service Agent executing any such agreement may be ratified by such a vote within 90 days of such execution. Any agreement related to this Plan shall provide:

         A. That such agreement may be terminated with respect to a particular Fund at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Fund, on not more than 60 days' written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its "assignment" (as defined below).

         Section 9. This Plan may not be amended with respect to a particular Fund to increase materially the amount that may be expended by the Trust, the Adviser, HIM and the Distributor pursuant to this Plan without the approval by vote of a majority of the outstanding voting securities of the Fund, and no material amendment to this Plan shall be made unless approved by vote of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting (or meetings) called for the purpose of voting on such approval.






         Section 10. While this Plan is in effect the selection and nomination of each Trustee who is not an "interested person" (as defined below) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

         Section 11. The Trustees shall preserve copies of this Plan, each related agreement and each report made pursuant to Section 6 hereof, for a period of not less than six years from the date of this Plan, such agreement or such report, as the case may be, the first two years in an easily accessible place.

         Section 12. The names "Harris Insight Funds Trust" and "Trustees of Harris Insight Funds Trust" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 6, 1995 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Harris Insight Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers representatives or agents of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         Section 13. As used in this Plan, (a) the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemption as may be granted by the Securities and Exchange Commission and (b) the term "Qualified Trustees" shall mean the Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan.

Dated:  February 1, 1996





                                   SCHEDULE A
                                   ----------

Harris Insight Equity Income Fund
Harris Insight Growth Fund
Harris Insight Small-Cap Opportunity Fund
Harris Insight Index Fund
Harris Insight International Fund
Harris Insight Balanced Fund
Harris Insight Convertible Securities Fund
Harris Insight Bond Fund
Harris Insight Intermediate Government Bond Fund
Harris Insight Tax-Exempt Bond Fund
Harris Insight Intermediate Tax-Exempt Bond Fund
Harris Insight Small-Cap Value Fund